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Exhibit 10.1

Proposal for MIV Therapeutics

This letter of understanding will serve to outline the consulting relationship, effective November 1, 2002, between MIV Therapeutics and Craig Scott and Karen Ard. Scott/Ard will perform investment banking and IR services for MIV that will include, but not be limited to, the following:

Exposure to brokers (existing relationships):
---------------------------------------------

AG Edwards                                   Paulson Investment Company, Inc.
IJL/Wachovia Securities                      American Investment Services, Inc.
First Union Securities                       Harrison, Douglas, Inc.
Scott & Stringfellow                         Presidential Brokerage
Josepthal                                    National Securities, Inc.
Patterson, Travis Inc.                       Bathgate, McColley Capital Group,
Spencer Edwards                              Basic Investors
Capital West Securities, Inc.                J.P. Turner
Schneider Securities                         Travis, Morgan
J.W. Genesis Securities                      Sterling Enterprises Group
Salomon Grey Financial                       Brookstreet Securities
Frederick & Company, Inc.                    Oak Tree Securities, Inc.
Grant Bettingen, Inc.                        Raymond James Financial
Heritage West Securities, Inc.               Morgan, Stanley
Keating Investments, LLC                     IFG Securities
Neidiger, Tucker, Bruner, Inc.               JC Bradford


These B/Ds represent approximately 200 brokers we have direct relationships with and several hundred more that we have access to through those relationships. Firms in BOLD indicate relationships with Principals, Branch Managers, etc. Although concentrated primarily in the Southeast, Midwest and Rocky Mountains, we also maintain strong relationships with brokers in New York that have extensive networks in the East and Northeast. We also have relationships with a number of other brokers with small, independent B/Ds or individual brokers where there is only one with the firm (approximately 50).


Development of new brokers:
---------------------------

         o    Establish communications mechanism for brokers
         o    Expand influence in current brokers' offices
         o    Identify and develop brokers of current and future shareholders
         o Broker prospecting mailings with follow up calls and/or personal visit
         o    Due diligence meetings
         o    Broker conferences (FSX, NIBA, NFN)


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Communication with current shareholders:
----------------------------------------

         o    Solidify and increase s/h retention through communication
         o    Establish shareholder database
         o Establish communications mechanism for s/h (telecon, fax, email, newsletter)
         o Develop and write shareholder newsletter; coordinate mailing through transfer agent and ADP; handle inquiries, referrals
         o    Solicit and develop broker referrals from s/h

Increase shareholder base through direct marketing:
---------------------------------------------------

         o    Referrals of new s/h from current
         o    Investor conferences
         o    Direct mail - alternative databases
         o    Potential Internet exposure - mostly outsourced and executed
              CAREFULLY

Media exposure:
---------------

         o Print media - industry publications, local newspapers, lifestyle publications, news magazines and investment publications and newsletters
         o    Radio and television exposure
         o Editing or writing press releases and distribution to wires, trade publications, etc.

Investment banking services:
----------------------------

         o Introduction to Broker/Dealers through personal contacts, referrals and investment banking conferences
         o Identification of merger/acquisition candidates and potential sources of investment capital
         o Advice on trading issues such as market maker or specialist relationships, evaluation of market maker activity, short-selling, etc.
         o Analysis of trading activity through correlation of transfer agent certificate activity reports, DTC sheets and shareholder and NOBO lists
         o Coordination with transfer agent and securities counsel with regards to marketing activities and shareholder needs
         o Providing other benefits of an extensive network and industry expertise as needed

Preparation of marketing/presentation materials:
------------------------------------------------

         o Input in, or development of, marketing pieces, website design, presentation materials, etc.

Compensation (for services of both Karen and Craig):
----------------------------------------------------

Twelve month contract with 30-day termination notice required.



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$10,000/month base consulting fee, paid in advance - $6,000/month payable in cash, balance to be deferred until such time as MIV's financial situation improves. At that time, or at anytime prior, Scott/Ard may elect to convert the deferred amount into shares of MIV common stock. If conversion is elected, the accrued amount will be converted into restricted MIV common shares at 50% of the average closing price of the stock for the ten-day period prior to conversion. Converted shares will have registration rights as described below.

Stock and incentive warrants (both with piggy-back registration rights, reasonable selling agreement acceptable) as follows:

         o    50M shares of common stock, vest immediately
         o    50M shares of common stock, vest at 60 days
         o    100M warrants at $1.00, 3 yrs, vest at 30 days
         o    100M warrants at $2.00, 4 yrs, vest at 90 days
         o    100M warrants at $3.00, 5 yrs, vest at 180 days
         o    Bonus for raising significant capital ($1MM or more) - 1%
         o $10,000 for development of marketing package, to be converted into restricted shares of MIV common shares at 50% of the average closing price of the stock for the ten-day period prior to November 1, 2002. Marketing package will consist of a corporate profile, executive summary, broker fact sheet, industry articles, etc.

MIV will be responsible for all expenses directly related to services including travel, printing, mailing costs, conference fees and outsource vendor expenses. All expenses except travel will be billed directly between MIV and vendor with no additional markup/commission. Expenses in excess of $100 will be pre-approved by MIV and paid immediately upon receipt of invoice.

Agreed to November 6, 2002, by:


/s/ Alan Linday
Alan Lindsay
MIV Therapeutics



Craig Scott                                 Karen Ard
3252 E. Phillips Drive
Littleton, CO 80122
(303) 843-6191 office
(303) 721-8441 office
(303) 898-4945 cell (Craig)
(303) 324-9790 cell (Karen)
(303) 843-6192 fax
craigscott@sprynet.com
karenkard@yahoo.com